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United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

(Exact name of registrant as specified in its charter)

Delaware	000-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois 60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OSBC	The Nasdaq Stock Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2021, the Compensation Committee of the board of directors of Old Second Bancorp, Inc. (the “Company”) approved a form of performance-based restricted stock unit agreement (the “PRSU Agreement”) and awarded performance-based restricted stock units (“PRSUs”) to certain of its named executive officers in accordance with the terms of the Old Second Bancorp, Inc. 2019 Equity Incentive Plan (the “Equity Plan”) and the PRSU Agreement, as follows:

Executive Officer	Number of Performance-Based Restricted Stock Units (1)
James Eccher	20,476
Bradley Adams	10,726
Gary Collins	10,616

(1)	Amount shown is the target amount of each award. The range of performance-based restricted stock units actually earned can be in the range of 0% of target for below threshold performance, to 50% of target for threshold performance, to 150% of target for maximum performance.

Under the terms of the PRSUs, the PRSUs will vest based on our achievement of performance metrics determined by the Committee measured over a three-year performance period at a threshold, target and maximum performance level, if the named executive officer remains employed through the restricted period defined in the agreement (the “continuous service requirement”).  The performance metrics selected by the Compensation Committee for the above-referenced awards are return on average tangible common equity and growth in book value per share, each relative to financial institutions listed on the New York Stock Exchange or the NASDAQ Stock Market between $1.5 billion and $5.0 billion in assets as of December 31, 2020.

The PRSU Agreements provide that, in the event of the executive’s termination without “cause” by us, or if the executive terminates his employment for “good reason” (each as defined in the Equity Plan), or if the executive dies or is disabled, or if the executive provides one year written notice before his intended retirement on or after reaching age 62 or age 60 with ten years of service with the Company, then (a) with respect to PRSUs for which the performance period has already ended, the continuous service requirement will be waived and such PRSUs will fully vest to the extent the performance metrics have been achieved, and (b) with respect to PRSUs for which the performance period has not ended, the continuous service requirement will be waived and a pro rata number of PRSUs will vest determined based on (i) the target (100%) number of PRSUs that can be issued multiplied by (ii) the quotient of (x) the number of full months that have elapsed between the first day of the performance period and the effective date of the executive’s termination and (y) the total number of full months in the respective performance period.

The PRSU agreement also provides that, in the event of a change in control (as defined in the Equity Plan), and the awards are assumed by the surviving entity, then the PRSUs will be fixed at the target (100%) performance level on the effective date of the change in control and will be deemed earned (the “Earned PRSUs”), subject to the continuous service requirement; provided that, if within two years of the change in control, the executive is terminated without cause by us or the executive terminates his employment for good reason, the continuous service requirement will be waived and all Earned PRSUs will immediately vest. If the PRSU Agreement is not assumed by the surviving entity, the market value of the target (100%) number of PRSUs will be determined as of the date of the change in control and such amount will be deemed earned (the “Earned Cash PRSU Amount”), subject to the continuous service requirement; provided that, if within two years of the change in control, the executive is terminated without cause by us or the executive terminates his employment for good reason, the continuous service requirement will be waived and the Earned Cash PRSU Amount will immediately vest.

A copy of the Equity Plan is filed as Appendix A to our Proxy Statement filed with the SEC on April 19, 2019.  The foregoing description of the PRSU Agreement does not purport to be complete and is qualified in its entirety by reference to the form of PRSU agreement, which is incorporated herein by reference, as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Exhibit
10.1	Form of Performance-Based Restricted Stock Unit Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: February 18, 2021	By:	/s/ Bradley S. Adams
Bradley S. Adams
Executive Vice President and
Chief Financial Officer

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